Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED DEPOSIT ACCOUNT CONTROL AGREEMENT

(Contingency)

This Amended and Restated Deposit Account Control Agreement (this “Agreement”) is made and entered into as of                        , 2011 by and among U.S. Bank National Association, a national banking association, solely as trustee under the Indenture referred to below (the “Trustee”), The Bank of the West (the “Bank”), River Rock Entertainment Authority (the “Depositor”), an unincorporated governmental instrumentality of the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian tribe (the “Tribe”), and the Tribe (solely as to its obligations under Section 11), and executed as of the Operative Date (as defined below) by Deutsche Bank Trust Company Americas, a state banking corporation duly organized and existing under the laws of the State of New York, as trustee under the New Indenture referred to below (the “New Indenture Trustee”) and Deutsche Bank Trust Company Americas, a state banking corporation duly organized and existing under the laws of the State of New York, as collateral trustee under the Collateral Trust Agreement referred to below (the “Collateral Trustee” and, together with the Trustee, the “Secured Party”).  All capitalized terms not expressly defined herein shall have the meanings ascribed to them in Annex A attached hereto, unless the context otherwise requires.

BACKGROUND

(A)  The Trustee, the Bank, the Tribe and the Depositor entered into that certain Deposit Account Control Agreement dated as of January 11, 2010 (the “Old Agreement”) in connection with the Indenture.

(B)  Pursuant to (i) that certain indenture, dated as of November 7, 2003 among the Depositor, the Tribe and the Trustee, as amended by the First Supplemental Indenture, dated as of the date hereof (as so amended, and as further amended, modified, restated and/or supplemented from time to time, the “Indenture”) and the Collateral Documents related thereto and (ii) that certain indenture to be dated as of the Operative Date among the Depositor, the Tribe and the New Indenture Trustee (as amended, modified, restated and/or supplemented from time to time, the “New Indenture”) and the Parity Lien Collateral Documents related thereto, Depositor has granted Secured Party security interests in the deposit accounts maintained by Bank for Depositor at Bank’s San Francisco office (“Banking Office”) as set forth on the attached Schedule A and in all checks, drafts and all funds and other instruments now in or hereafter deposited into those accounts, including any interest earned thereon (collectively, the “Control Collateral”).

(C) The parties are entering into this Agreement to amend and restate the Old Agreement and to perfect Secured Party’s security interests in the Control Collateral.  The parties acknowledge the following security interests: (a) with respect to the Trustee, pursuant to the Second Lien Pledge and Security Agreement and in reliance on the UCC and the Tribal UCC, to secure the payment and performance of the 9 ¾% Notes and certain other obligations, the Depositor has granted to the Trustee a security interest in and to the Control Collateral; and (b) with respect to the Collateral Trustee, pursuant to the Parity Lien Collateral Documents and in reliance on the UCC and the Tribal UCC, to secure the payment and performance of the Parity Lien Debt, the Depositor has granted to the Collateral Trustee a separate security interest in and to the Control Collateral.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.             The Accounts

Bank represents and warrants to Secured Party that:  Bank maintains the deposit account numbers set forth next to the respective deposit accounts listed on Schedule A (the “Accounts”) and, if it is a certificate of deposit or other time deposit, any renewal thereof shall be referred to as an “Account”) for Depositor at the Banking Office; and Bank does not know of any claim to or interest in the Accounts, except for claims and interests of the parties referred to in this Agreement. Bank is a “bank,” and this Agreement constitutes an “authenticated record” within the meaning of Article 9 of the Uniform Commercial Code.  From and after the Operative Date, the Depositor shall deposit all Pledged Revenues (net of cage cash) in the Accounts.

2.             Control of Accounts by Secured Party; Depositor’s Rights in Accounts

a.  Bank will not agree with any third party that Bank will comply with instructions concerning the account originated by any party other than Depositor and Secured Party without the prior mutual written consent of Depositor and Secured Party.  So long as the Collateral Trustee is the Control Party, the Depositor hereby irrevocably instructs and authorizes the Bank within two Business Days after the Bank’s receipt of a written direction from the Collateral Trustee in the form of Exhibit A attached hereto (the “Activation Notice”) to transfer all amounts credited to the Accounts at the commencement of each Business Day thereafter to a bank and account as shall be designated by the Collateral Trustee and referred to herein as the “Waterfall Account”, by ACH transfer or by wire or electronic transfer, not later than the close of each such Business Day, all without any further consent from the Depositor or direction from the Collateral Trustee.  Any such Activation Notice shall remain in effect until the Bank has received a written direction from the Collateral Trustee in the form of (i) Exhibit B attached hereto (a “Notice of Revocation of Activation Notice”) notifying the Bank that the Collateral Trustee revokes the subject Activation Notice or (ii) Exhibit C attached hereto (a “Termination Notice”) notifying the Bank that all Parity Lien Debt has been indefeasibly paid in cash in full.  At any time following the receipt by the Bank of a Termination Notice, the Depositor hereby irrevocably instructs and authorizes the Bank within two Business Days after the Bank’s receipt of written direction from the Trustee in the form of Exhibit D attached hereto (the “Notice of Exclusive Control”) to transfer all amounts credited to the Accounts at the commencement of each Business Day thereafter to a bank and account as shall be designated by the Trustee, by ACH transfer or by wire or electronic transfer, not later than the close of each such Business Day, all without further consent from the Depositor or direction from the Collateral Trustee.

So long as an Activation Notice or Notice of Exclusive Control is not in effect, Bank shall comply with instructions originated by Depositor or its representatives concerning the Accounts.

Notwithstanding any other provision of this Agreement, the Bank shall not comply with any instruction from (a) the Trustee until receipt from the Collateral Trustee of a Termination Notice or Notice of Revocation of Activation Notice, (b) the Depositor at any time during which an Activation Notice or Notice of Exclusive Control is in effect, or (c) the Tribe under any circumstances.

b.  Secured Party agrees that before it attempts to give Bank any Orders concerning the Accounts, Secured Party shall deliver to the Banking Office such documentation as Bank may from time to time reasonably request to evidence the authority of those partners, officers, employees or agents whom Secured Party may designate to give Orders.

c.  The Accounts shall be maintained at all times until the termination of this Agreement.

3.             Priority of Secured Party’s Security Interest; Rights Reserved by Bank

a.  Bank agrees that all of its present and future rights against the Accounts are subordinate to Secured Party’s security interest therein; provided, however, that Secured Party agrees that nothing herein subordinates or waives, and that Bank expressly reserves, all of its present and future rights (whether described as rights of setoff, banker’s lien, chargeback or otherwise, and whether available to Bank under the law or under any other agreement between Bank and Depositor concerning the Accounts,

(“Account Agreement”) or otherwise) with respect to: (i) items deposited to the Accounts and returned unpaid, whether for insufficient funds or for any other reason, and without regard to the timeliness of such returns or the occurrence or timeliness of any drawee’s notice of non-payment of such items; (ii) ACH entries initiated from the Accounts for which Bank is obligated; (iii) ACH entries credited to the Accounts and later reversed, whether for insufficient funds or for any other reason, and without regard to the timeliness of such entries’ reversal; (iv) claims of breach of transfer or presentment warranties under the Uniform Commercial Code, as adopted in the applicable state, made against Bank in connection with items deposited to the Accounts; (v) chargebacks to the Accounts of credit card transactions; (vi) erroneous entries to the Accounts; (vii) any item charged to the Accounts based on Bank’s obligation to indemnify a third party for a banking service to which the Accounts are tied; and (viii) Bank’s usual and customary charges for services rendered in connection with the Accounts and other banking services (“Account Fees”).  Subsections (i) through (viii) of this paragraph are hereinafter referred to collectively as “Returned Items.”

b.  Except as otherwise required by law, Bank will not agree with any third party that Bank will comply with Orders originated by such third party.

4.             Returned Item Amounts and Account Fees

Depositor and Control Party understand and agree that Bank will pay Returned Items by debiting the related Account.  Depositor agrees to pay the amount of any Returned Items immediately upon demand to the extent there are not sufficient funds in the Accounts to cover such amounts on the day of such debits.  Control Party shall pay to Bank, within twenty days after Bank’s demand on Control Party, the aggregate amount of Returned Items that have not been paid in full by Depositor within ten days after Bank’s demand on Depositor, but only in an amount not to exceed the amount of any funds received by Control Party from the Accounts pursuant to Orders originated by Control Party; provided, however, that if Bank is stayed from making such demand upon Depositor as a result of a bankruptcy or similar proceeding, then Bank shall be deemed to have made such demand upon Depositor at the commencement of such proceeding.  Bank agrees that any demand upon Control Party for payment of such amount shall be made within 30 days after termination of this Agreement.

5.             Statements; Notices of Adverse Claims

Bank will send copies of all statements for the Accounts to Depositor and, upon request, to Secured Party.  Depositor and Secured Party have 30 days after receipt of a statement for the Accounts to notify Bank of any error in such statement.  Bank’s liability for any such error is limited in accordance with Section 6 hereof.  Bank may disclose to Secured Party such other information concerning the Accounts as Secured Party may from time to time request; provided, however, that Bank shall have no duty or obligation to comply with any such request or to disclose to Secured Party any information which Bank does not ordinarily make available to its depositors.  Bank will use reasonable efforts to promptly notify Secured Party and Depositor if any other person claims that it has a property interest in the Accounts.

6.             Bank’s Responsibility

a. Bank undertakes to perform only such duties as are expressly set forth herein and in any Account Agreement.  Notwithstanding any other provisions of this Agreement, the parties hereto agree that Bank shall not be liable for, and Depositor and Secured Party hereby waive any claim, loss, liability or damages incurred against Bank related to this Agreement or with respect to any action taken by Bank or any of its directors, officers, agents or employees in accordance with this Agreement or arising , including, without limitation, any action so taken at the request of the Secured Party, except for the Bank’s or such person’s own gross negligence or willful misconduct.  In no event shall the Bank be liable for losses or delays resulting from causes beyond the Bank’s reasonable control or for indirect, special or consequential damages whether any claim for such damages is based on tort or contract or whether Bank knew or should have known of the likelihood of such damages in any circumstances.

b.  Except for permitting a withdrawal in violation of Section 2, Bank will not be liable to Control Party for complying with Orders from Depositor that are received by Bank before Bank receives and has a reasonable opportunity to act on a contrary Order from Control Party.  In that regard, Secured Party recognizes that Depositor is not required by the Bank to maintain a positive balance in the Accounts; that Bank is under no duty to monitor the balance in the Accounts; and that any Account may close if the balance is $0.

c.  Bank will not be liable to Depositor for complying with Orders originated by Control Party, even if Depositor notifies Bank that Control Party is not legally entitled to issue Orders, unless Bank takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

d.  This Agreement does not create any obligation of Bank except for those expressly set forth in this Agreement.  In particular, Bank need not investigate whether the Control Party is entitled under Control Party’s agreements with Depositor to give Orders.  Bank may rely on notices and communications it believes are given by the appropriate party.

e.  Bank will follow its usual procedures in the event the Depositor, Secured Party, the Accounts or any check should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process (“Legal Process”), provided, however, no deposits from the Accounts may be turned over to Depositor or a third party without first having advised Secured Party of the Legal Process,  if permitted by law.  Bank will honor a Legal Process unless the Depositor and/or Secured Party obtain a release from the Legal Process or a court order binding on all parties prior to the due date of the Legal Process.  The Bank shall not be liable to either Depositor or Secured Party for honoring a Legal Process in good faith.

f.  Nothing in this Agreement shall impose on Bank a duty to restrict Depositor’s deposits such that Depositor is permitted to make deposits solely to the Accounts nor shall Bank have a duty to prevent Depositor from opening other deposit accounts at Bank and depositing checks or other items payable to Depositor into such accounts.  It is agreed between Depositor, Secured Party and Bank that the duties undertaken by and between Depositor and Secured Party under the lending arrangements between them, do not in any way impose a duty on Bank beyond the express duties agreed to by Bank in this Agreement.  Secured Party shall look solely to Depositor for any damages or losses to Secured Party caused by Depositor’s breach of any duties owed to Secured Party in this regard.

7.             Indemnity

a.  Depositor will indemnify Bank, its officers, directors, employees, and agents against claims, liabilities, and expenses arising out of this Agreement (including reasonable attorneys’ fees and disbursements and the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff), except to the extent the claims, liabilities, or expenses are caused by Bank’s gross negligence or willful misconduct.

b.  Control Party will indemnify Bank, its officers, directors, employees, and agents against claims, liabilities, and expenses (including reasonable attorneys’ fees and disbursements and the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff), arising in any manner out of Bank’s acting on Control Party’s Orders concerning the Accounts. Notwithstanding anything to the contrary contained in this Agreement, and for the avoidance of doubt, the obligation of the Control Party to indemnify or reimburse the Bank under the terms of this Agreement, shall be (i) an obligation of the Control Party, in the case of the Trustee, solely in its capacity as Trustee under the Indenture and, in the case of the Collateral Trustee, solely in its capacity as Collateral Trustee under the Collateral Trust Agreement;(ii) in the case of the Trustee, limited solely to funds available under the Indenture at any point in time and, in the case of the Collateral Trustee, limited solely to funds available under the New Indenture at any point in time; (iii) limited solely to the scope of the Control Party’s request of the Bank; and (iv) not applicable in the event of negligent or intentional misconduct of the Bank. The obligation of the Trustee to indemnify, or to reimburse or pay any amounts, under the terms of this Agreement shall not be an obligation of U.S. Bank National Association in its individual or corporate capacity. The obligation of the Collateral Trustee to indemnify, or to reimburse or pay any amounts, under the terms of this Agreement shall not be an obligation of Deutsche Bank Trust Company Americas in its individual or corporate capacity. No such indemnification, reimbursement or other payment by the Control Party shall prejudice its indemnification or other rights against the Authority or the Tribe (as defined in the Indenture) as obligated issuers under the provisions of the Indenture and the New Indenture, as applicable.

8.             Termination; Survival

a.  Secured Party may terminate this Agreement by notice to the Banking Office and Depositor.  Bank may terminate this Agreement on 30 day’s notice to Secured Party and Depositor; provided however that this Agreement may be terminated immediately by notice from Bank to Secured Party and Depositor, should Secured Party fail to make any payment when due from Secured Party to Bank hereunder.

b.  The Control Party may terminate this Agreement by notice to the Bank after repayment in full in cash of the Indenture Debt and all Parity Lien Debt.

c.  Sections 4, “Returned Items Amounts and Account Fees;” 6, “Bank’s Responsibility;” and 7, “Indemnity,” will survive termination of this Agreement.

9.         Wire Transfers

If Control Party delivers to Bank Orders to do so, Bank will wire, on each business day, collected balances in the Accounts:

☒ As directed

☐ To:

(Name of Bank)
(Street)
(City, State, Zip)
For the account of (Secured Party)
Account Number
ABA Number ,

or to such other financial institution or account as Control Party may hereafter instruct Bank in a writing that includes all of the identifying information set forth above.

Control Party and Depositor acknowledge notice that under the State of New York’s Commercial Code if a beneficiary of a wire transfer is designated by both name and account number the payment may be made according to the account number even if the name and account number are inconsistent and identify different parties.

Reliance on Identifying Numbers.  If Control Party indicates a name and an identifying number for the bank of the person or entity to receive funds transfers out of the Account, Control Party and Depositor understand and agree that Bank may rely on the number Control Party indicates even if that number identifies a bank different from the bank Control Party named.  If Control Party indicates a name and an account number for the person or entity to receive funds transfers out of the Account, Control Party and Depositor understand and agree that Bank may rely on the account number Control Party indicates even if that account number is not the account number for the person or entity who is to receive the transfers.  Notwithstanding the foregoing, and solely as between Depositor and Control Party, any such identification by Control Party shall not impact the application of such funds as required by the terms of the security agreement and other loan documents evidencing the Depositor’s debt to Control Party.

Reporting Errors in Transfers.  If Depositor learns of any error in a funds transfer or any unauthorized funds transfer, then Depositor must notify Bank as soon as possible by telephone and provide written confirmation to Bank of such telephone notice within two Business Days at the address given for Bank on the signature page of this Agreement.  In no case may such notice to Bank by Depositor be made more than fifteen (15) calendar days after Depositor learns of the erroneous or unauthorized transfer.  If a funds transfer is made in error and Bank suffers a loss because Depositor breached its agreement to notify Bank of such error within the time limits specified in this Section, then Depositor shall reimburse Bank for the loss promptly upon demand by Bank.

10.           Governing Law, Entire Agreement, Amendments, Severability, Other Agreements, Successors and Assigns, Notices, Counterparts

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  THE DEPOSITOR, THE BANK AND THE SECURED PARTY AGREE THAT THE TRANSACTIONS UNDER THIS AGREEMENT, INCLUDING THE EXECUTION OF THIS AGREEMENT, OCCURRED OUTSIDE THE TRIBE’S RESERVATION, IN THE STATE OF NEW YORK. This Agreement, together with the Account Agreement, is the entire agreement and supersedes any prior agreements and contemporaneous oral agreements of the parties concerning its subject matter.  No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.  To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.  For so long as this Agreement remains in effect transactions involving the Accounts shall be subject, except to the extent inconsistent herewith, to the provisions of such deposit account agreements, disclosures, and fee schedules as are in effect from time to time for accounts like the Accounts.  The provisions of this Agreement shall be binding upon and inure to the benefit of Bank, Secured Party,  Depositor and the Tribe (solely with respect to Section 11) and their respective successors and assigns.  A notice or other communication to a party under this Agreement will be in writing and will be sent to the party’s address or addresses set forth below or to such other address as the party may notify the other parties and will be effective on receipt.  This Agreement may be executed in counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopier or electronic image scan transmission (e.g., a “pdf” file) shall be effective as delivery of a manually executed counterpart of the Agreement.

11.           Limited Waiver of Sovereign Immunity; Waiver as to Tribal Courts; Consent to Jurisdictions; Applicable Courts.

a. Waiver of Sovereign Immunity.  Each of the Depositor (for itself) and the Tribe (for itself and each other Tribal Party) unconditionally and irrevocably waives its or their sovereign immunity from any suit, action, proceeding or legal process of any nature, and any and all defenses based thereon, with respect to any claim, demand, dispute, action or cause of action related or incidental to this Agreement, the 9 ¾% Notes, the New Indenture Notes, the Collateral Documents or the Parity Lien Collateral Documents, whether now existing or hereafter arising and whether sounding in tort, contract, or otherwise (collectively “Permitted Claims”). Such unconditional and irrevocable waiver extends (i) to permit the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) through judicial proceedings and other legal process as hereinafter provided, (ii) to permit judicial actions in any of the Applicable Courts (as defined below) to compel, enter judgment upon, enforce, modify or vacate any award or interim injunctive relief related to the arbitration proceedings described below, and (iii) to permit a judgment or order issued by an Applicable Court or arbitrator as provided hereunder to be enforced in any court of competent jurisdiction (including the Federal and State Courts in California); provided, however, such waiver shall be subject to the following limitations:  (a) no Person may seek enforcement or recover any damages as a result of such waiver against any property or rights of the Depositor or the

Tribe, except as against Gaming Assets (other than Excluded Assets) (as each such term is defined in the Indenture) and Gaming Assets distributed or otherwise transferred or conveyed (either directly or indirectly) to the Tribe in contravention of the Indenture, except in the case of a breach by the Tribe of its obligations under the Indenture in which it receives any payment or amount in violation of the Indenture, in which case a Person may seek enforcement against assets of the Tribe and the Depositor other than Gaming Assets, in each case other than Excluded Assets, but only to the extent of such payment or amount received by the Tribe, (b) no Person will be entitled to enforce such waiver except the Trustee, the New Indenture Trustee, the Collateral Trustee, holders of the 9 ¾% Notes, holders of the Parity Lien Debt, Persons entitled to be indemnified under this Agreement, and the respective successors and assigns of the Trustee, New Indenture Trustee, the Collateral Trustee and such holders and Persons (each, a “Permitted Party”); (c) no Person shall be entitled to assert a claim because of such waiver except a Permitted Claim; (d) claims permitted by such waiver may be brought only in the Applicable Courts or in arbitration proceedings as described below; and (e) all Permitted Claims shall be interpreted and subject to the internal law of the State of New York.

b.  Waiver of Tribal Court.  Each of the Depositor and the Tribe unconditionally and irrevocably waives the jurisdiction and right of any tribal court or forum, now or hereafter existing or created, to hear or resolve any Permitted Claim.  Each of the Depositor and the Tribe unconditionally and irrevocably waives the application of any rule or doctrine relating to the exhaustion of tribal remedies, abstention or comity that might otherwise require or permit a Permitted Claim to be heard or resolved (either initially or finally) in a tribal court or other tribal forum.

c.  Jurisdiction.  Each of the Depositor and the Tribe irrevocably consents to arbitration as described below and for the resolution and enforcement of Permitted Claims and actions permitted by the waivers described above, to the following courts (the “Applicable Courts”): the United States District Court for the Northern District of California or the Superior Court of the State of California located in San Francisco, California.

d.  Arbitration.  At the election of the Secured Party, any Permitted Claims must be resolved by binding arbitration in Los Angeles, California under the Streamlined Arbitration Rules of JAMS.  An arbitration proceeding may be commenced only by the Secured Party, or to the extent remedies may be enforced directly by a holder of 9 ¾% Notes or New Indenture Notes, by the holder upon the filing with JAMS of a claim (within the meaning of the JAMS Streamlined Arbitration Rules and serving a copy thereof on the Depositor.  A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of JAMS.  No person shall be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to this Agreement.  Any party shall be permitted to engage in any discovery permitted under the rules of JAMS.  However, all discovery shall be completed within 90 days following the initial filing of the claim.  The hearing on the arbitration must be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law.  Any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award.  Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator.

e.  Service of Process.  Service of any process, summons, notice or document by mail to such party’s address set forth below shall be effective service of process for any suit, action or other proceeding brought in any proper court.

f.  Non-Impairment.  None of the Depositor, the Tribe nor any of their respective Affiliates will: (i) adopt, enact, promulgate or otherwise place into effect any law or legal requirement that impairs or interferes, or could impair or interfere, in any manner, with any right or remedy of another party hereunder or their successors and assigns (it being understood and agreed that any such law or legal requirement that is adopted, enacted, promulgated or otherwise placed into effect without the prior written consent of any affected party, successor or assign shall be void and of no effect); or (ii) demand, impose or receive any tax, charge, assessment, fee or other imposition or impose any regulatory or licensing requirement against a party, their successors or assigns, except in connection with licensing required by the Compact entered into between the Tribe and the State of California, as amended from time to time.

g.  IGRA Savings Provisions.  It is not the intent of the parties hereto that this Agreement, whether considered alone, or together with any other one or more documents, constitute a management contract within the meaning of IGRA and its implementing regulations. Accordingly, to the extent any reasonable basis exists therefore, each and every provision hereof shall be interpreted in a manner that does not cause this Agreement to constitute a management contract, whether considered alone, or together with any other one or more documents.  In no event shall any provision of this Agreement be applied, or deemed in effect or enforceable, to the extent such provision allows any action or influence by the Secured Party or any other Person that constitutes management of gaming in violation of IGRA and its implementing regulations.  Notwithstanding any other provision herein, if any term or condition herein should cause this Agreement, alone, or together with any one or more other documents, to constitute a management contract within the meaning of IGRA and its implementing regulations, such provision shall be null and void without any further force and effect, with all other provisions not similarly null and void remaining in full force and effect.  This Section shall survive as an agreement separate and apart from the remainder of this Agreement in the event of any determination that any provision of this Agreement causes the Agreement to constitute a management contract within the meaning of IGRA and its implementing regulations.

12.           WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACCOUNTS OR FUNDS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

13.           Litigation.  In the event of litigation between the parties with respect to this Agreement or to the transaction(s) contemplated herein, the prevailing party’s reasonable attorneys’ fees and expenses shall be reimbursed upon demand by the losing party.

14.           Management Activities Limitations. Notwithstanding any provision in this Agreement, any Collateral Document or any Parity Lien Collateral Document, or any other right to enforce the provisions of this Agreement, any Collateral Document or any Parity Lien Collateral Document, none of the Collateral Trustee, the Trustee, the holders of the 9 ¾% Notes, the holders of the New Indenture Notes or the holders of other Parity Lien Debt (each, a “Creditor Party”) shall engage in any of the following: planning, organizing, directing, coordinating or controlling of all or any portion of a Tribal Party’s gaming operations (collectively, “Management Activities”), including, but not limited to:

(a)          the training, supervision, direction, hiring, firing, retention, compensation (including benefits) of any employee (whether or not a management employee) or contractor;

(b)           any working or employment policies or practices;

(c)           the hours or days of operation;

(d)           any accounting systems or procedures;

(e)           any advertising, promotions or other marketing activities;

(f)            the purchase, lease, or substitution of any gaming device or related equipment or software, including player tracking equipment;

(g)           the vendor, type, theme, percentage of pay-out, display or placement of any gaming device or equipment; or

(h)           budgeting, allocating, or conditioning payments of the Depositor’s operating expenses;

provided, however, that no Creditor Party will be in violation of the foregoing restriction as a result of any such Creditor Party:

(i)           enforcing (or directing the enforcement of) compliance with any term or condition in this Agreement, any other Collateral Document or any other Parity Lien Collateral Document that does not require the Tribal Party’s gaming operations to be subject to any third-party decision-making as to any Management Activities; or

(ii)           requiring (or directing the requirement) that all or any portion of any revenues constituting Collateral be applied to satisfy terms or conditions of this Agreement, any other Collateral Document or any other Parity Lien Collateral Document; or

(iii)         otherwise foreclosing (or directing the foreclosure) on all or any portion of the Collateral.

15.           Sole Proprietary Interest.  The parties agree that this Agreement is not intended to convey or provide in any way a proprietary interest in the Tribe’s gaming operations.

16.           Amendment and Restatement of the Old Agreement.  The parties agree that this Agreement hereby amends and restates the Old Agreement in its entirety.

17.           Operative Effect.  This Agreement shall become effective upon its execution by the Trustee, the Bank, the Depositor and the Tribe but shall not become (a) operative until the date (the “Operative Date”) the Depositor pays the consent consideration due for consents validly delivered with respect to 9 ¾% Notes tendered and accepted for exchange as provided for in the Offering Circular and Consent Solicitation Statement of the Depositor dated November 18, 2011 and (b) effective as to the New Indenture Trustee and Collateral Trustee until the New Indenture Trustee and Collateral Trustee execute this Agreement on the Operative Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Bank, the Trustee, the Depositor and the Tribe have each caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF THE WEST, as Bank

(BANK)

Address:	180 Montgomery St; 3rd Floor
(Banking office)	San Francisco, CA 94104

Facsimile:	415-399-7235
(Banking office)

Telephone:	415-399-7219
(Banking office)

Address:	1977 Saturn St.
Monterey Park, CA 91755

Facsimile:	866-239-0919

Telephone:	888-727-2692 ext 4498

By:	By:
Title:	Title:
Date: , 2011	Date: , 2011

U.S. BANK NATIONAL ASSOCIATION, as Trustee

(TRUSTEE)

Address:	PD - OR - P6TD
555 SW Oak Street, PL-6
Portland, OR 97204

Facsimile:	503-275-5738

Telephone:	503-275-3006

By:
Title: Vice President
Date: , 2011

Signature Page to Amended and Restated Deposit Account Control Agreement

RIVER ROCK ENTERTAINMENT AUTHORITY

(DEPOSITOR)

Address:	3250 Highway 128 East
Geyserville, CA 95441

Facsimile:	707-735-2000
Telephone:	707-735-2000

By:
Name: Harvey Hopkins
Title: Chairman
Date: , 2011

DRY CREEK RANCHERIA BAND OF POMO INDIANS

(TRIBE)

Address:	3250 Highway 128 East
Geyserville, CA 95441

Address:	3250 Highway 128 East
Geyserville, CA 95441

Facsimile:	707-735-2000
Telephone:	707-735-2000

By:
Name: Harvey Hopkins
Title: Chairman
Date: , 2011

Signature Page to Amended and Restated Deposit Account Control Agreement

IN WITNESS WHEREOF, the New Indenture Trustee and the Collateral Trustee have each caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the Operative Date.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as New Indenture Trustee

(NEW INDENTURE TRUSTEE)

Address:	Corporate Trust Americas
MS NYC60-2715
60 Wall Street, 27th Floor
New York, New York 10005

Facsimile:	(212) 797-8618

Telephone:	(212) 250-7848

By:
Title:
Date: December , 2011

By:
Title:
Date: December , 2011

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Trustee

(COLLATERAL TRUSTEE)

Address:	Corporate Trust Americas
MS NYC60-2715
60 Wall Street, 27th Floor
New York, New York 10005

Facsimile:	(212) 797-8618

Telephone:	(212) 250-7848

By:
Title:
Date: December , 2011

By:
Title:
Date: December , 2011

Signature Page to Amended and Restated Deposit Account Control Agreement

ANNEX A

“Board of Directors” means:

(1)  with respect to a corporation, the board of directors of the corporation;

(2)  with respect to a partnership, the managing partner or partners of the partnership and, if a managing partner is a corporation, the board of directors of such corporation;

(3)  with respect to the Depositor, its board of directors;

(4)  with respect to the Tribe, its board of directors; and

(5)  with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in San Francisco, California are authorized by law, regulation or executive order to remain closed.

“Collateral Documents” has the meaning ascribed thereto in the Indenture.

“Collateral Trust Agreement” has the meaning ascribed thereto in the New Indenture.

“Collateral” means, at any time of determination, all property of the Depositor and the Tribe in which each of the Collateral Trustee and the Trustee has, pursuant to the Collateral Documents and the Parity Lien Collateral Documents, respectively, a Lien.

“Control Party” means (x) for so long as any Parity Lien Debt is outstanding, at any time, the Collateral Trustee and (y) only at such time as no Parity Lien Debt is outstanding, the Trustee.

“Excluded Assets” has the meaning ascribed thereto in the New Indenture.

“IGRA” means the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C, §2701 et seq., as the same may from time to time be amended.

“Indenture Debt” means the 9 ¾% Notes and all Obligations (as defined in the Indenture) of the Depositor thereunder, under the Indenture and under the Collateral Documents (as defined in the Indenture).

“New Indenture Notes” means the Depositor’s up to $200,000,000 aggregate principal amount of 9% Series A Senior Notes due 2018 and 7 ½% Series B Tax-Exempt Senior Notes due 2018, issued pursuant to the New Indenture.

“9 ¾% Notes” means the Depositor’s 9 ¾% Senior Notes due 2011 issued pursuant to the Indenture.

“Orders” mean written instructions originated by the Control Party or the Control Party’s representatives concerning the Accounts.

“Parity Lien Collateral Documents” has the meaning ascribed thereto in the New Indenture.

“Parity Lien Debt” has the meaning ascribed thereto in the New Indenture.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity, including the Depositor and the Tribe.

Signature Page to Amended and Restated Deposit Account Control Agreement

“Second Lien Pledge and Security Agreement” means the Pledge and Security Agreement dated as November 7, 2003, among the Trustee, the Depositor and the Tribe, as amended by Amendment No. 1 to Pledge and Security Agreement dated as of the date hereof.

“Tribal Party” means the Tribe, the Depositor and any other committee, commission, department, board, instrumentality or political subdivision of the Tribe or the Depositor or other entity wholly-owned or directly or indirectly controlled by the Tribal Council of the Tribe, the Board of Directors of the Tribe or the Board of Directors of the Depositor; provided that the Tribal Gaming Agency shall not be deemed a “Tribal Party” for any purpose hereunder.

“Tribal UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect pursuant to the Dry Creek Governmental Secured Transactions Ordinance adopted by the Tribe on October 25, 2003, as Ordinance No. 03-10-25-004.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Trustee’s or Collateral Trustee’s lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York (including without limitation the Tribal UCC), the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

EXHIBIT A

[Letterhead of Collateral Trustee]

ACTIVATION NOTICE

The Bank of the West

180 Montgomery St; 3rd Floor

San Francisco, CA 94104

Re:

Ladies and Gentleman:

Reference is made to that certain Amended and Restated Deposit Account Control Agreement dated as of                        , 2011 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Agreement”) by and among U.S. Bank National Association, as Trustee, River Rock Entertainment Authority, an unincorporated governmental instrumentally of the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian tribe (the “Tribe”), the Tribe, you, Deutsche Bank Trust Company Americas, as New Indenture Trustee, and us.  All capitalized terms used but not defined herein are used with the meanings given such terms in the Agreement.  In accordance with Section 2 of the Agreement, this letter constitutes an Activation Notice in respect of the Accounts.  You are hereby instructed not to accept direction, instructions or entitlement orders with respect to the Accounts from any person other than the undersigned.  We hereby instruct you to transfer funds to the following account:

[Bank Name:

ABA No.:

Account Name:

Account No.:                                  ](1)

Very truly yours,

Deutsche Bank Trust Company Americas, as Collateral Trustee

By:
Name:
Title:

(1)  Insert account details for “Waterfall Account” established under the Waterfall Agreement.

EXHIBIT B

[Letterhead of Collateral Trustee]

NOTICE OF REVOCATION OF ACTIVATION NOTICE

To:

The Bank of the West

180 Montgomery St; 3rd Floor

San Francisco, CA 94104

Re:

Ladies and Gentleman:

Reference is made to that certain Amended and Restated Deposit Account Control Agreement dated as of                        , 2011 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Agreement”) by and among U.S. Bank National Association, as Trustee, River Rock Entertainment Authority, an unincorporated governmental instrumentally of the Dry Creek Rancheria Bank of Pomo Indians, a federally recognized Indian tribe (the “Tribe”), the Tribe, you, Deutsche Bank Trust Company Americas, as New Indenture Trustee, and us.  All capitalized terms used but not defined herein are used with the meanings given such terms in the Agreement.

This Notice of Revocation of Activation Notice is delivered to you pursuant to Section 2 of the Agreement.  The undersigned, an authorized signatory of the Collateral Trustee, hereby notifies you that the Activation Notice in effect as of                   , 20       is no longer in effect.

Very truly yours,

Deutsche Bank Trust Company Americas, as Collateral Trustee

By:
Name:
Title:

EXHIBIT C

[Letterhead of Collateral Trustee]

TERMINATION NOTICE

The Bank of the West

180 Montgomery St; 3rd Floor

San Francisco, CA 94104

Re:

Ladies and Gentleman:

Reference is made to that certain Amended and Restated Deposit Account Control Agreement dated as of                        , 2011 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Agreement”) by and among U.S. Bank National Association, as Trustee, River Rock Entertainment Authority an unincorporated governmental instrumentally of the Dry Creek Rancheria Bank of Pomo Indians, a federally recognized Indian tribe (the “Tribe”), the Tribe, you, Deutsche Bank Trust Company Americas, as New Indenture Trustee, and us.  All capitalized terms used but not defined herein are used with the meanings given such terms in the Agreement.  You are hereby notified that all Parity Lien Debt has been indefeasibly paid in cash in full, the Agreement is hereby terminated with respect to the undersigned, and you have no further obligations to the undersigned thereunder.  This notice terminates any obligations you may have to the undersigned with respect to the Control Collateral; however, nothing contained in this notice shall alter any obligations that you may otherwise owe to the Tribe, the Depositor or any other parties to the Agreement.

Very truly yours,

Deutsche Bank Trust Company Americas, as Collateral Trustee

By:
Name:
Title:

EXHIBIT D

FORM OF NOTICE OF EXCLUSIVE CONTROL

                  , 20

The Bank of the West

180 Montgomery St; 3rd Floor

San Francisco, CA 94104

RE:                              Notice of Exclusive Control

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Deposit Account Control Agreement dated as of                        , 2011 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Agreement”) by and among River Rock Entertainment Authority an unincorporated governmental instrumentally of the Dry Creek Rancheria Bank of Pomo Indians, a federally recognized Indian tribe (the “Tribe”), the Tribe, you, Deutsche Bank Trust Company Americas, as New Indenture Trustee and Collateral Trustee, and us.  All capitalized terms used but not defined herein are used with the meanings given such terms in the Agreement.

This Notice of Exclusive Control is delivered to you pursuant to Section 2 of the Agreement.  The undersigned, an authorized signatory of the Control Party, hereby notifies you that only the undersigned Control Party shall be entitled to withdraw funds from the Accounts, to give at any time the Bank instructions as to the withdrawal or disposition of any funds from time to time credited to the Accounts, or as to any other matters relating to the Accounts or any other Control Collateral, without further consent from the Depositor.

Very truly yours,

U.S. Bank National Association, as Trustee

By:
Name:
Title: